TOTAL LUXURY GROUP, INC.
                               SERVICES AGREEMENT

     This Services Agreement (the "Agreement") is entered into on the 7th day of March, 2008, by and between Donald Jones ("DJ"); Total Luxury Group, Inc. a corporation organized and existing under the laws of the State of Indiana and having a principal place of business at 11900 Biscayne Blvd. Suite #620, Miami, Florida 33181 ("TLEI"); and Pogan Retail LLC ("Pogan") (DJ, TLEI and Pogan are collectively referred to as the "Parties").

     WHEREAS, Pogan has entered into an agreement with TLEI dated as of January 24, 2008 (the "Pogan Agreement"); and

     WHEREAS, TLEI desires to retain DJ to perform certain management and consulting services (the "Services"); and

     WHEREAS, DJ desires to perform the Services requested by TLEI; and

     WHEREAS,   in  consideration  of  DJ  agreeing  to  restructure  the  Pogan
Agreement, the Parties hereby agree that DJ, Pogan, or DJ's designee shall be entitled to certain compensation in consideration for the Services;

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants contained therein, the Parties hereby agree as follows:

Article 1. Performance by DJ.
           ------------------

     During the term of this Agreement, DJ agrees to provide the Services to TLEI. The Services may be amended and supplemented from time to time by proposals as provided by TLEI or DJ and approved by both parties. A typical proposal may set forth the requirements or scope for a specific project or a general description of the type of services that DJ will provide to TLEI.

Article 2. Description of DJ's Services.
           -----------------------------

     2.01 Commencement and Description of Services. Commencing on the date hereof, DJ shall provide to TLEI the Services, subject to the terms and conditions set forth herein (the "Terms and Conditions") and such other terms and conditions set forth in any proposal(s).

     2.02 Commercially Reasonable Efforts. DJ will use commercially reasonable efforts to achieve the goals set out in this Agreement and any proposals in a professional and timely manner. DJ, however, shall not guarantee any results from such efforts.

     2.03 Consultations, Reports. DJ agrees to be available for periodic meetings held at TLEI's offices, or at another mutually agreed upon location, to review the progress of all work as required by applicable proposals.



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Article 3. Obligations of TLEI
           -------------------

     3.01 Access to Information. TLEI agrees to make available to DJ, access to, and thorough explanation of, internal documentation sufficient for DJ's resolution of issues that may arise, as well as analyses and related information required by DJ to perform the Services.

     3.02 Access to TLEI Staff. TLEI agrees to make available to DJ, TLEI's management personnel for discussion and resolution of issues as they occur, technical and business support, and to attend meetings if required in the proposals. TLEI agrees to provide DJ with the requisite authority to make any necessary personnel decisions.

     3.03 Other. TLEI agrees to provide DJ with such apparent and actual authority to enable him to carry out the responsibilities and perform the Services provided for and contemplated by this Agreement.

Article 4. Payment for Services
           --------------------

     4.01 Payment. TLEI agrees to immediately issue to DJ, as compensation for the Services, warrants (the "Series B Warrants") to purchase 140,000,000 shares of the Common Stock of TLEI. The Series B Warrants shall vest according to the following schedule:

          (a) 25% of the Series B Warrants shall vest immediately (the "Tranche 1 Warrants"). These warrants shall be exercisable for a period of 7 years from the date of issuance and shall have an exercise price of $0.01 per share.

          (b) 25% of the Series B Warrants shall vest in 12 months from the vesting date of the Tranche 1 Warrants. These warrants shall be exercisable for a period of 7 years from the date they vest and shall have an exercise price of $0.10 per share.

          (c) 25% of the Series B Warrants shall vest in 24 months from the vesting date of the Tranche 1 Warrants. These warrants shall be exercisable for a period of 7 years from the date they vest and shall have an exercise price of $0.25 per share, provided that in the event of a Fundamental Transaction (as defined in the form of Series B Warrant attached hereto as Exhibit A) prior to December 31, 2009, the warrants shall be exercisable at a 20% discount to the price at which the common stock is valued in the Fundamental Transaction.

          (d) The remaining 25% tranche of warrants shall vest in 36 months from the date of the Tranche 1 Warrants. These warrants shall be exercisable for a period of 7 years from the date they vest and shall have an exercise price of $.50 per share, provided that in the event of a Fundamental Transaction prior to December 31, 2009, the warrants shall be exercisable at a 20% discount to the price at which the common stock is valued in the Fundamental Transaction.

          (e) TLEI agrees to substitute an omnibus stock plan that will provide for stock options on substantially the same terms as provided for in these warrants. DJ will have the opportunity to exchange the Warrants provided for herein for stock options pursuant to a qualified plan of substantially similar terms.



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Article 5. Indemnification.
           ---------------

     5.01 General Indemnity. TLEI agrees to indemnify and hold harmless DJ, Pogan and all of Pogan's employees (collectively, the "Indemnitiees") from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys' fees, charges and disbursements) incurred by the Indemnitees as a result of any Services rendered to TLEI by DJ.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.



                                        TOTAL LUXURY GROUP, INC.



                                        By:_____________________________________
                                        Name:
                                        Title:

                                        POGAN RETAIL LLC


                                        By:_____________________________________
                                        Name:
                                        Title:


                                        DONALD JONES


                                        ________________________________________